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                                  EXHIBIT 23.2
                          CONSENT OF MCCARTHY TETRAULT

                        [LETTERHEAD OF McCARTHY TETRAULT]







                                                               February 18, 2000


Securities and Exchange Commission
450 - 5th Street North West
Washington, D.C.  20549
USA

Dear Sirs:

                  RE:      IMAX CORPORATION
                           REGISTRATION STATEMENT ON FORM S-8 REGARDING
                           EMPLOYMENT AGREEMENTS WITH CERTAIN INDIVIDUALS

                  We refer you to the Registration Statement on Form S-8
(the "Registration Statement") filed by Imax Corporation on or about the date hereof with regard to common shares which may be issued pursuant to employment agreements entered into by the Corporation with certain individuals in connection with the Corporation's acquisition of Digital Projection International, plc. We hereby consent to being named in the Registration Statement and to the inclusion of the reference to our opinion and to the use of our opinion.

                                                    Yours very truly




                                                    /s/ McCARTHY TETRAULT